UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 29, 2024

Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-39153	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Bellevue Ave. Newport, RI 02840
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	HTIA	The Nasdaq Global Market
7.125% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	HTIBP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2024 annual meeting of stockholders (the “Annual Meeting”) of Healthcare Trust, Inc. (the “Company”) was held on May 29, 2024, at which there were present, in person or by proxy, stockholders holding an aggregate of 57,337,233 shares of the Company’s common stock, out of a total number of 113,185,752 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting, representing approximately 50.66% of the shares entitled to be voted.

At the Annual Meeting, the Company’s stockholders: (i) re-elected B.J. Penn as a Class I director to serve until the Company’s 2027 annual meeting of stockholders and until his successor is duly elected and qualifed; and (ii) ratified the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The proposals are described in detail in the Company’s 2024 proxy statement. No other proposals were submitted to a vote of the Company’s stockholders at the Annual Meeting. The final results of the matters voted on at the Annual Meeting are set forth below:

Proposal 1 - Election of Class I Director

Nominee	For	Withhold	Broker Non-Votes
B.J. Penn	25,876,877	7,840,913	23,613,229

Proposal 2 - Ratification of the Appointment of PwC as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024:

For	Against	Abstain	Broker Non-Votes
50,418,431	2,030,877	4,887,925	*

* No broker non-votes arose in connection with Proposal No. 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE TRUST, INC.

Date: May 31, 2024	By:	/s/ Scott M. Lappetito
Scott M. Lappetito
Chief Financial Officer, Secretary and Treasurer